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                                                                     EXHIBIT 5.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                                  July 23, 1997


United Craft Brewers, Inc.
One Harbor Drive, Suite 102
Sausalito, CA 94965

          Re:  United Craft Brewers, Inc.
               Registration Statement on Form S-4
               -----------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-4 (the ""Registration Statement''), in the form being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,951,301 shares of Common Stock, $.001 par value (the ""Common Stock''), of United Craft Brewers, Inc., a Delaware corporation (the ""Company'').

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

          Based on such examination, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued by the Company in accordance with the Merger Agreement, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the above referenced Registration Statement and to the use of our name under the caption ""Legal Matters'' in the Registration Statement and in the Proxy Statement/Prospectus included therein, and any amendment or supplement thereto. In giving such consent, we do not consider that we are ""experts'' within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP